LIDO ADVISORS, INC.
CODE OF ETHICS
DATED January 10, 2011

This Code of Ethics (the "Code") applies to all Access Persons, as defined in Section 1(a) below, of Lido Advisors, Inc. ("Lido" or the "Firm").

1.	Definitions

(a)
"Access Person" means, for the purposes of the Code, all employees of the Firm, including any director, officer, general partner, or advisory person of the Firm, and any independent contractors who have access to non-public information regarding clients' recent purchases or sales of securities, are involved in making securities recommendations to clients, or who has access to such recommendations that are non- public.

(b)	"Beneficial Ownership" means any interest in a security for which an Access Person can directly or indirectly receive a monetary benefit, which may include the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security (see Appendix 1 of this section for Examples of Beneficial Ownership). Note: This broad definition of "beneficial ownership" does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. An employee may declare that the reporting or recording of any securities transaction should not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security for other purposes.

(c)
"Exchange Traded Funds" ("ETFs") are shares of ownership in either funds, unit investment trusts or depository receipts that hold portfolios of common stocks or other securities that closely track the performance and dividend yield of specific indices.

(d)
"Exempt Transactions" means any transaction exempt from the pre-clearance, holding and/or reporting requirements under the Code. Such transactions are still subject to the Code of Ethics, and may still be reviewed by the Chief Compliance Officer or designee.

(e)
"Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970, as it applies to fund and investment advisers, Title V of the Gramm-Leach-Bliley Act of 1999, the Sarbanes-Oxley Act of 2002, any rules adopted by the SEC under any of these statutes and any rules adopted thereunder by the SEC, Department of Labor or the Department of Treasury.

(f)
"Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(g)	"Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or

77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter. For example, a private placement would be considered a limited offering.

(h)
"Personal Account" means every account for which an Access Person may directly or indirectly influence or control the investment decisions of the account and otherwise be deemed to have Beneficial Ownership. This typically includes accounts of (a) any Access Person, (b) the spouse of such Access Person, (c) any children living in the same household of such Access Person, and/or (d) any other person residing in the same household of such Access Person, if such Access person has a beneficial interest in such account(s). Each of the above accounts is considered a personal account of the Access Person.

(i)	"Prohibited Transactions" means a personal securities transaction prohibited by this Code.

(j)
"Purchase or sale of a security" means the buying or selling of any stock and includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(k)
"Reportable Fund" means (i) any mutual fund for which the Firm may serve as an investment adviser as defined in section 2(a)(2) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

(l)	"Secondary Offering" means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

(m)
"Securities" or "Covered Securities" means a security as defined in section 202(a)(18) of the Investments Advisers Act, exception that it does not include: (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end mutual funds, other than ETFs and Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. Examples of Covered Securities include, but are not limited to:

●	Equity securities including common and preferred stock;
●	Corporate and Municipal bonds;
●	Exchange Trade Funds;
●	Reportable Funds;
●	Closed end funds and offshore funds;
●	Investments convertible into, or exchangeable for, stock or debt securities;
●	Any derivative instrument relating to any of the above securities, including options, warrants and futures; and
●	Any interest in a partnership investment in any of the foregoing.
●

2.	Fiduciary Obligations, Ethical Principles and Standards of Business Conduct

The Firm and its Access Persons have an ongoing fiduciary responsibility to the Firm's clients and must ensure that the needs of the clients always come first. The Firm holds its Access Persons to a very high standard of integrity and business practices. In serving its clients, the Firm and its Access Persons must at all times deal with clients in an honest and ethical manner and comply with all applicable Federal Securities Laws.

While affirming its confidence in the integrity and good faith of its Access Persons, the Firm understands that the knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions, if held by such individuals, places them in a position where their personal interests might become conflicted with the interests of the Firm's clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for clients or results in an advantageous position for the personal accounts.

Because the Firm is a fiduciary to its clients, Access Persons must avoid actual and potential conflicts of interest with the Firm's clients. Therefore, in view of the foregoing and in accordance with the provisions of Rule 204a-1 under the Investment Advisers Act, the Firm has adopted this Code to outline general fiduciary principles and standards of business conduct, prohibit certain types of activities that are deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to outline reporting requirements and enforcement procedures.

In addition, Access Persons must adhere to the following general principles as well as to the Code's specific provisions:

(a)	At all times, the interests of the Firm's clients must come first;
(b)
Personal securities transactions must be conducted consistent with the Code and in a manner that avoids any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

(c)	No inappropriate advantage should ever be taken that is contrary to the Firm's responsibilities and duties to its clients.

3.	Unlawful Actions

It is unlawful for any Access Person:

(a)	To employ any device, scheme or artifice to defraud a client;
(b)
To make any untrue statement of a material fact to any of the Firm's clients or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;

(c)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
(d)	To engage in any manipulative practice with respect to a client.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to Firm clients.

4.	Procedures regarding trading by Access Persons in Personal Accounts

(a)
Preclearance Approval: No Access Person may purchase or sell any Covered Securities in a Personal Account, with the exception of the exempted transactions listed in 4(b) below, without written pre-approval by the Chief Compliance Officer ("CCO") or designee. All preapproved trades must be completed no later than the close of business on the next trading day after written approval is received. The CCO will obtain written pre-approval of personal trades from the Chief Operating Officer ("COO").

Please note: At the discretion of the CCO and in accordance with the Firm's written policy and procedures regarding aggregated block trades, Access Person transactions may be included in an aggregated block trade for clients, so long as it is in the same direction (i.e., all buys or all sells), for the same security and requested on the same day the aggregated block trade takes place.

(b)	Exempt Transactions:

1.	No Access Person shall be required to pre-clear or report the following transactions:
●	A purchase or sale of shares of an open-end mutual fund, (excluding ETFs and Reportable Funds)
●	U.S. treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities.
●	Debt instruments issued by a banking institution, such as bankers' acceptances and bank certificates of deposit (not including corporate or high yield bonds)
●	Commercial paper
●	Repurchase agreements

2.	A purchase or sale of 250 shares or less per day of the common stock of any security that is listed in the Standard & Poor's 500 Composite Stock Index at time of trade.

(c)
Prohibition on IPO and Limited Offerings: Access Persons are prohibited from purchasing any IPO, including any secondary offering and offerings made on the Internet, and any limited offerings, including private placements in a Personal Account without obtaining written approval prior to submitting an indication of interest with the issuer or broker.

(d)
Blackout Period: No Access Person may purchase or sell shares of a Covered Security in a Personal Account within three (3) business days before and one (1) business day after any client transaction in the same Covered Security, unless such transaction is included in an aggregated block trade or otherwise exempted under 4(b) above.

(e)
Ban on Short-term Trading Profits: Access Persons must hold each Covered Security for a period of not less than ten (10) days from date of acquisition, unless such transaction is included in an aggregated block trade or doing so would result in a substantial loss to the Access Person. Under the latter circumstance, the Access Person must obtain approval from the CCO or designee (or COO in the case of the CCO) prior to the sale of the Covered Security and provide a written detailed explanation of the hardship.

(f)
Market Timing Prohibited: No Access Person shall engage in market timing activities. For the purposes of the Code, "market timing" shall be defined as a purchase and redemption, regardless of size, of the same Reportable Fund within a 30 day period, unless doing so would result in a substantial loss. Under this circumstance, the Access Person must obtain approval from the CCO or designee (or COO in the case of the CCO) in advance of the sale of the Reportable Fund and provide a written detailed explanation of the hardship.

(g)
Misuse of Non-Public Information: No Access Person shall divulge or act upon any material, non-public information as such activity is defined hereto in Appendix 2: Lido Advisors, Inc. Insider Trading Policies and Procedures, which are incorporated herein. Upon initial execution of this Code and annually thereafter, all

Access Persons are required to read the Insider Trading Policies and Procedures, sign and date the acknowledgment of receipt and understanding form contained at the end of the section and send the executed form to the CCO within 15 days of receipt. See Appendix 3 for the Insider Trading Acknowledgement Form.

5.	Conflicts of Interest Issues

(a)
Political Contributions: Lido or any Lido employee that is considered a "Covered Associate" (as defined below), may not make Political Contributions (as defined below) to any one candidate or official, per election that in the aggregate would exceed $150.00 if the Covered Associate could not vote for the candidate or official, or $350.00 if the Covered Associate could vote for the candidate or official, without obtaining prior approval in writing from the CCO (or COO in the case of the CCO) using Appendix 4.

All Lido employees must report their political contribution to the CCO (or COO in the case of the CCO) using Appendix 5, within 10 days after the contribution has been made. In addition, new employees and any promoted employees that fall within the definition of Covered Associate will be required to report, using Appendix 5, all political contributions they made within the last six months from date of hire or promotion, or within the last two years, if their employment or promotion requires the Covered Associate to solicit clients on behalf of the Firm.

Covered Associate of Lido means:
i.	Any general partner, managing member or executive officer, or other individual with a similar status or function;
ii.	Any employee who solicits a government entity for Lido and any person who supervises, directly or indirectly, such employee; and
iii.	Any political action committee controlled by Lido or by any person described in paragraphs (i) and (ii) above.

Political Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:
i.	The purpose of influencing any election for federal, state or local office;

ii.	Payment of debt incurred in connection with any such election; or
iii.	Transition or inaugural expenses of the successful candidate for state or local office.

(b)
Charitable Donations: In order to avoid any potential or real conflicts of interests with clients, Access Persons must obtain written approval from the CCO (or COO in the case of the CCO) using Appendix 6, prior to making any type of charitable donation to: 1) any client or potential client; and 2) any charity or charitable event when requested to make such donation by a client, potential client or consultant.

(c)
Gifts: No Access Person shall accept or give any gift or other item (for the purpose of this Code "gifts" include but are not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $100 in value per year from any person or entity that does business with or on behalf of the Firm. All gifts given and received must be reported to the CCO or designee (or COO in the case of the CCO) at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with Lido are permitted outside the $100 limit, but must be reported to the CCO or designee prior to the event. See Appendix 7 for Gift Reporting Form.

(d)
Service on Boards: No Access Person shall serve on the board of directors of a company, institution, endowment, charity, or any other organization without prior written authorization by the CCO or designee (or COO in the case of the CCO). If board service is authorized, such Access Person shall at all times ensure that they have no role in making any type of investment decisions with respect to the company, unless otherwise approved by the CCO or designee (or COO in the case of the CCO). To receive pre-clearance authorization for board service, please complete the Lido Advisors, Inc. Outside Business Activities Form found in Appendix 8.

(e)
Outside Business Activities: While associated with Lido, no Access Person will accept outside employment or receive outside compensation without completing Lido Advisors, Inc. Outside Business Activities Form (Appendix 8) and obtaining written pre-approval by the or designee (or COO in the case of the CCO). (Please note: This procedure must be followed even if the outside activity is performed without receiving compensation.)

(f)	Volunteer Work: While associated with Lido, no Access Person may be involved with any type of activity which may bring negative publicity to Lido.

6.	Reporting and Compliance Procedures

(a)
Brokerage Statements: All Access Persons shall complete the Outside Brokerage Account Form (see Appendix 8) initially and anytime a new account is opened for a Personal Account, and otherwise provide all necessary information to the CCO so that the Firm may direct such broker(s) to send the CCO a copy of each trade confirmation and/or brokerage account statement generated for each of the Access Person's Personal Brokerage Account(s) in which he/she has a beneficial interest.

(b)
Submission of Quarterly Reports: In order for the Firm to monitor compliance with the Code and to comply with Rule 204A-1 under the Investment Advisers Act, every Access Person shall be required to report to the CCO or designee (or COO in the case of the CCO) the information described below, or in the alternative, cause the Firm to receive or be provided with monthly/quarterly brokerage account statements that contain the following information:

i.
The date of the transaction (either trade date or settlement date), the name of the Security, the symbol, the number of shares, the maturity date and/or the interest rate, if applicable, and the principal amount of each Security involved;

ii.	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

iii.	The price of the Security at which the transaction was effected;

iv.	The name of the broker, dealer or bank with or through whom the transaction was effected; and

v.	The name and account number of the Personal Account.

For transactions in personal brokerage accounts for which Lido has not timely received1 a duplicate statement, the Access Person is required to complete and submit Lido Advisors, Inc. Personal Securities Transaction Report (see Appendix 9) within 30 days following quarter-end.

(c)
Initial and Annual Holdings Reports: No later than 10 days after becoming an Access Person, and annually thereafter, each Access Person must submit to the CCO or designee (or COO in the case of the CCO) a report of his or her personal securities holdings in Lido Advisors, Inc. Initial/Annual Holdings Report; (see Appendix 10). The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

i.
The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

ii.	The name of the broker, dealer or bank with which the Access Person maintains an account in which the securities are held; and

iii.	The date the Access Person submits the report.

1 In the August 31, 2004 adoption of rule 204A-1 [17 CFR 275.204A-1] under the Investment Advisers Act of 1940 [15 U.S.C. 80b] and amended rule 17j-1 [17 CFR 270.17j-1] under the Investment Company Act of 1940 [15 U.S.C. 80a], the SEC clarified in the Investment Advisers Codes of Ethics release that such information must be received by the Adviser within 30 days following quarter-end.

7.	Administration of the Code

(a)
The CCO or designee (or COO in the case of the CCO) will review all reports and other information submitted under this Code. This review will include, but not be limited to: 1) an assessment of whether the Access Person followed the required procedures, 2) an assessment of whether the Access Person has traded in the same securities as the Firm's clients and if so, determining whether the client terms for the transactions were more favorable, 3) an assessment of any trading patterns that may indicate abuse, including market timing, and 4) performing any other assessment that may be necessary to determine whether there have been any violations of the Code.

(b)
Access Persons are required to immediately report any potential violation or violation of this Code of which he or she becomes aware, to the CCO (or COO in the case of the CCO). No Access Person will be sanctioned for reporting a potential violation or violation.

(c)
Each Access Person shall receive a copy of the Code initially upon becoming an Access Person, annually and anytime the Code is amended. Upon receipt, each Access Person is required to read and understand the requirements of the Code and then submit to the CCO or designee, the Code of Ethics Acknowledgment Form (Appendix 11). The Acknowledgment Form must be submitted no later than 30 days from the date of receipt of the Code and any amendments thereto.

(d)	This Code does not amend or supersede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

8.	Violations of the Code

The CCO or designee will assess whether any violation has occurred. If it is determined that a violation has occurred, the President may impose such sanctions as deemed appropriate, including, but not limited to suspension of personal trading privileges for a period, disgorging of profits made by the violator, fines and/or dismissal from Lido.

9.	Exceptions

The CCO (or COO in the case of the CCO) may grant written exceptions to the provisions of the Code based on equitable considerations (e.g., rapid markets, hardship, satisfaction of a court order, etc.). The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided that no exception will be granted where the exceptions would result in a violation of Rule 204A-1 of the Advisers Act or any other Federal Securities Law.

10.	Record keeping Requirements

The CCO or designee, will be responsible for maintaining the following records pertaining to the Code for a minimum of five years from the end of the fiscal year in which the report was obtained and/or in effect, the first two years on-site in an accessible place, with the exception of (c) below, which will be kept for five years after the individual ceases to be deemed an Access Person.

(a)	A list of all of the Firm's Access Persons, which will include every person who was deemed an Access Person at anytime within the past five years, even if they are no longer deemed as such.

(b)	Copies of the Code and all amendments thereto.

(c)	Copies of all the written acknowledgments required in 7(c) above submitted by each Access Person.

(d)	A record of any violation of the Code and any action taken as a result of the violation.

(e)	Copies of each report submitted by an Access Person required in 6(b) and (c) above.

(f)	Copies of all brokerage statements submitted in accordance with 6(a) above.

(g)	All pre-clearance decisions and the reasons supporting the decision.

Any Access Person having questions relating to the Code should contact the CCO.

Code of Ethics – Appendix 1

LIDO ADVISORS, INC. EXAMPLES OF BENEFICIAL OWNERSHIP

●	Securities held by a Associated Person for their own benefit, regardless of the form in which held;

●	Securities held by others for a Associated Person's benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

●	Securities held by a pledge for an Associated Person's account;

●
Securities held by a trust in which an Associated Person has an income or remainder interest, unless the Associated Person's only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by Will a distribution of trust property or income to the Associated Person;

●
Securities held by an Associated Person as trustee or co-trustee, where the Associated Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

●	Securities held by a trust of which the Associated Person is the settler, if the Associated Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

●
Securities held by a general or limited partnership in which the Associated Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Associated Person owns more than 25% of the partnership's general or limited partnership interests);

●	Securities held by a personal holding company controlled by a Associated Person alone or jointly with others;

●
Securities held in the name of minor children of a Associated Person or in the name of any relative of a Associated Person or of their spouse (including an adult child) who is presently sharing the Associated Person's home;

●
Securities held in the name of any person other than a Associated Person and those listed above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Associated Person obtains benefits equivalent to those of ownership; and

●
Securities held in the name of any person other than an Associated Person, even though the Associated Person does not obtain benefits equivalent to those of ownership (as described above), if the Associated Person can vest or re-vest title in himself.

●

Code of Ethics – Appendix 2

LIDO ADVISORS, INC.

INSIDER TRADING POLICIES AND PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act of 1988 ("1988 Act") further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to "insider trading."

An "insider" is a person with access to material key information about a publicly traded company before it is announced to the public. Typically, the term refers to corporate officers, directors and key employees, but may be extended to include relatives and/or others in a position to capitalize on insider information. Additionally, persons may be characterized as "temporary" or "constructive" insiders if they have access to material non-public information for a legitimate purpose in the context of a transaction for a particular company. Examples include, but are not limited to accountants, attorneys and even printers who print financial information.

"Insider Information" describes material non-public information regarding corporate events that have not yet been made public. For example, the officers of a firm know in advance if the company is about to be acquired or if the latest earning report is going to differ significantly from information previously released. If information reasonably influences the purchase, sale or market value of a company's securities and such information has not yet been publicized in a widely used medium, then it is considered insider information.

The Firm's employees are prohibited from acting upon material non-public information. The 1988
Act authorizes civil penalties of up to three times the profit gained or lost for trades which were based on inside information. Criminal liability may result in a fine of up to $100,000 and/or imprisonment.

A.	POLICIES

In working with clients, Access Persons may receive insider information. For instance, a client may be an officer or director of a firm that is undergoing material structural changes, or perhaps clients may be "temporary insiders" due to contact with corporate officers or directors. Access Persons are prohibited from using inside information when placing any trades of securities for clients. Furthermore, Access Persons may not transact any trades for their own accounts or for the benefit of any third-party clients based upon such information.

If an Access Person is unsure or suspects that he/she may have obtained or may be perceived to have obtained insider information, please notify the President.

B.	PROCEDURES

Any Access Person who becomes aware of information, which could be classified as material, non- public information, should immediately advise the President. In addition, if inside information is received the President will place that security on the Firm's restricted list.

Be sure that insider information is not communicated (or tipped) in any way.

Also purchasing/selling a security personally, the Access Person must first check to be sure that it is not on the Firm's restricted list.

Code of Ethics – Appendix 3

LIDO ADVISORS, INC.
INSIDER TRADING POLICIES AND PROCEDURES
ACKNOWLEDGEMENT FORM AND CERTIFICATE
OF COMPLIANCE

NAME (PLEASE PRINT)

1.	Lido Advisors, Inc. Insider Trading Policies and Procedures ("Insider Trading Policy") updated as of January 10, 2011, has been provided to me for my review.

2.
I certify that I have read and understand the Insider Trading Policy and will comply with, and have complied with as applicable, these policies and procedures during the course of my association with Lido.

3.	I agree to promptly report to the CCO any violation, or possible violation, of the Insider Trading Policy of which I became aware.

4.	I understand that violation of the Insider Trading Policy will be grounds for disciplinary action up to and including dismissal and may also be a violation of federal and/or state securities laws.

SIGNATURE

DATE

Code of Ethics – Appendix 4

LIDO ADVISORS, INC.
POLITICAL CONTRIBUTION PRE-APPROVAL FORM

Lido Advisors, Inc. ("Lido") has established written policies and procedures regarding political contributions. Importantly, in order to avoid any potential or real conflicts of interest and to adhere to applicable state and federal regulations, Covered Persons (as defined in the Code of Ethics) must obtain written pre-approval from the CCO (the COO in the case of the CCO) prior to making political contributions over the exemption amount outlined in the Code of Ethics.

Section I - Instructions: Please complete the following:

Name of contributor*:
Name of recipient:
Amount of contribution:
Date contribution was made:
Political office the recipient was running for:
Is the contributor eligible to vote for recipient?    (Please circle one)      Yes         No
Does the recipient have an existing or potential business relationship with Lido and/or the contributor?
(Please circle one)       Yes               No

If yes, please describe the relationship:

*If Lido is the contributor, please specify and include name and title of officer reporting on behalf of the firm.

Section II: Certification of Contributor

By signing below, I certify to the following:

●	This contribution was not made to directly or indirectly to obtain any type of business or favors for myself or Lido.

●	To the best of my knowledge, neither I nor Lido will benefit directly or indirectly from this contribution.

●	The above information is true and correct.

Signature:
Date:

Name (Print):
Title:

For Compliance Use Only:
Permission from Compliance has been  ฀ Approved  ฀ Denied for this Access Person to make the contribution described above.

Compliance Approval/Denial by:
Date:

Code of Ethics – Appendix 5

LIDO ADVISORS, INC.

Reporting of Political Contributions Section I: Contribution Information
Name of contributor*:

Name of recipient:

Amount of contribution:

Date contribution was made:

Does the recipient have an existing or potential business relationship with Lido and/or the contributor? (Please circle one)      Yes          No

If yes, please describe the relationship:

Political office the recipient is running for:

Is the contributor eligible to vote for recipient? (Please circle one)           Yes                    No

Section II: Certification of Contributor

By signing below, I certify to the following:

●	This contribution was not made to directly or indirectly to obtain any type of business or favors for myself or Lido.

●	To the best of my knowledge, neither I nor Lido will benefit directly or indirectly from this contribution.

●	The above information is true and correct.

Signature of Contributor:

Date:

*If Lido is the contributor, please specify and include name and title of officer reporting on behalf of the firm.

Code of Ethics – Appendix 6

LIDO ADVISORS, INC.
CHARITABLE DONATION PRE-APPROVAL FORM

Lido Advisors, Inc. ("Lido") has established written policies and procedures regarding charitable donations. Importantly, in order to avoid any potential or real conflicts of interest, Associated Persons must obtain written pre-approval from the CCO (the CCO in the case of the CCO) prior to making any charitable donations to: 1) any client or potential client; or 2) any charity or charitable event when requested to make such donation by a client, potential client or consultant.

Instructions: Please complete the following:

Name of Charitable Organization:

Amount of Donation:

Reason for Donation:

Person Requesting Donation:

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:
Date:

Name (Print):
Title:

For Compliance Use Only:
Permission from Compliance has been  ฀ Granted  ฀ Denied for this Associated Person to make the contribution described above.

Compliance Approval/Denial by:
Date:

Code of Ethics – Appendix 7

LIDO ADVISORS, INC.                                                                                                                                          Date:
Gift Reporting Form                                                                                                                                          Submitted by:

Lido Policy: No Access Person shall accept or give any gift or other item (including but not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $100 in value from any person or entity that does business with or on behalf of the Firm. All gifts given and received must be reported to the CCO or designee (or COO in the case of the CCO) at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with Lido are permitted outside the $100 limit, but must be reported to the CCO or designee prior to the event. Lido currently does not allow Associated Persons to provide or make available gifts to ERISA clients. The CCO will periodically and no less than annually require all Associated Persons to confirm in writing whether they have made any gifts to ERISA clients and based on their responses will complete and submit the necessary paperwork to the Department of Labor.

Lido Employee Name:

Name of Person Providing/Receiving Gift:

Detailed Description of Gift:

Estimate Value:

Reason for Gift:

Approved by & date:

Code of Ethics – Appendix 8

LIDO ADVISORS, INC.
OUTSIDE BUSINESS ACTIVITY APPROVAL FORM

Lido Advisors, Inc. ("Lido") requires its employees and Associated Persons to obtain prior written permission to have any outside employment or to receive any employment compensation other than through their affiliation with Lido. The firm's Codes of Ethics also require you to notify the CCO or President prior to accepting certain outside employment.

Instructions: Please check all that apply:

1. _____ I understand that I must provide written documentation to Lido prior to accepting (a) any board position or assignment with a non-public entity (including any church, not-for-profit organization or college/university) where I am to serve in an investment-related position, (b) any type of board position regardless if investment related or not, and/or (c) any outside compensation while still employed or associated with Lido.

2. _____ I do not have any outside employment nor do I receive any compensation other than through my employment at or association with Lido.

3. ______I have accepted a position or assignment with a non-public company for which I hold an investment related position:
4.
(Name of Company)

(Title/Main Responsibilities)                                                                                            (Start Date)

5.______I have accepted ฀ outside employment (including a board position or assignment) and/or
◻	am receiving outside compensation while I am associated with Lido:
◻

(Name of Company)

(Title/Position)                                                                                                                                    (Start Date)

6. ______I have not accepted, but request permission to accept outside employment and/or compensation in addition to my employment at Lido:

(Name of Company)

(Title/Position)                                                                                                                                    (Start Date)

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:
Date:

Name (Print):
Title:

For Compliance Use Only:
Permission from Compliance has been  ฀ Granted  ฀ Denied for this Employee/Associated Person to engage in outside business activity as outlined above.

Compliance Approval by:
Date:

Code of Ethics – Appendix 9

LIDO ADVISORS, INC.
OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

Instructions. Please provide the following information for each securities account you hold at an institution outside of Lido Advisors, Inc. ("LIDO"). If you have no such accounts outside of Lido, mark the appropriate box below, print your name and return the form as instructed. LIDO will send a letter of authorization to each custodian permitting the account to be maintained and requesting that copies of duplicate statements be provided to Lido. Any questions should be directed to the CCO. If you have more than three outside brokerage accounts to report, please use additional forms.

1.	Please Check one: □ Employee □ Investment Advisory Representative □ Temporary Personnel

Name                                                          IAR ID Number                                                                Telephone Number

2.	□ Add Account □ Remove Account□ Existing Account

Account Registration                                                                                                    Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, Roth IRA) and Dated Opened                                                                                                                                        Relationship to you

3.	□ Add Account □ Remove Account□ Existing Account

Account Registration                                                                                                    Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, Roth IRA) and Dated Opened                                                                                                                                        Relationship to you

4.	□ Add Account □ Remove Account□ Existing Account

Account Registration                                                                                                    Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, Roth IRA) and Dated Opened           Relationship to you

5.
Acknowledgement and Certification. I acknowledge that the above list represents all outside securities account in which I have direct or indirect beneficial interest as defined in Lido's Codes of Ethics. I hereby acknowledge that I have received a copy of Lido's Codes of Ethics. I further acknowledge that it is my responsibility to read, understand and comply by the policies outlined in Lido's Codes of Ethics.

□	By marking this box, I have acknowledged and agreed to the statement above.
□	I do not have any securities account held at an institution outside of Lido.

Signature                                                                                                                                                                Date

Print Name                                                                                                                                                             Title/Affiliation

Code of Ethics – Exhibit 10

LIDO ADVISORS, INC. Submitted By: Date: No Trades to Report: ( Initial if Applicable)
Account Name	Acct #	Full Security Name	Ticker Symbol/ CUSIP	Date Of Transaction	Transaction Type: Buy/Sell Short/Long	No. of Shares	Broker-Dealer Used

Code of Ethics – Appendix 11

LIDO ADVISORS, INC. Annual Holdings Declaration
In compliance with SEC guidelines and recommendations, once annually, Lido Advisors, Inc. mandates each employee and Access Person to complete this declaration of personal securities holdings within 30 days of receipt. The employee or Access Person must declare: 1) all personal Reportable Securities holdings owned by the employee or Access Person as of the date of this declaration, including securities in accounts where the employee or Access Person is listed as a joint owner, beneficiary or has control over the account (such as a trustee), and 2) Reportable Securities owned by the employee's or Access Person's immediate family members living in the same household.

Date:

I,                                                            declare that the following is a complete list of the securities held by me, including all securities in accounts where I am a beneficiary and/or exercise control, and my immediate family members that live in my household as of the end of calendar year
        .

In lieu of listing each security, I am attaching a copy of each account statement, which lists the securities I am required to declare.

Brokerage accounts:

Owner's name:                                                                                                                                                                                                Brokerage Firm:    Account number:

Owner's name:                                                                                                                                                                                              Brokerage Firm:    Account number:

Owner's name:                                                                                                                                                                                                Brokerage Firm:    Account number:

Owner's name:                                                                                                                                                                                               Brokerage Firm:    Account number:

Partnerships:

Owner's name:                                                                                                                                                                                                 Partnership:

Owner's name:

Partnership:

Owner's name:                                                                                                                                                                                            Partnership:

Owner's name:                                                                                                                                                                                         Partnership:

Securities Not Held in Any Account:

Owner's name:                                                                                                                                                                                              Security:     Location:

Owner's name:                                                                                                                                                                                              Security:     Location:
Owner's name:                                                                                                                                                                                                Security:     Location:

Owner's name:                                                                                                                                                                                                Security:     Location:

Signature and Date

Addendum

Samples of Account Types for Inclusion and Exclusion on
Initial and Annual Holdings Declaration

College Savings Programs
If the program does not invest in any type of security and is not held at a brokerage firm, it does not need to be reported.

Foundations
If the employee owns/created the foundation, it should be reported as an outside business activity, but not a security holding. Donations to foundations or charities do not need to be reported. An employee should not donate to a foundation or charity in exchange for receiving business from the foundation or charity.

Private Partnerships
Private partnerships and private funds need to be reported.

Real Estate
Ownership in real property does not need to be reported. Investments in REITs or private placements/funds that invest in real estate do need to be reported.

Annuities/Insurance Programs
The product needs to be reported only if it invests in securities.

401Ks
The holdings do not need to be reported if the 401K only invests in unaffiliated third party open end mutual funds. If the 401K invests in any other type of security that is not considered "exempt", then the holdings need to be reported.

IRA's
IRA's need to be reported if the account holds any type of reportable security.

Code of Ethics – Appendix 12

LIDO ADVISORS, INC.
CODE ACKNOWLEDGEMENT FORM AND CERTIFICATE OF COMPLIANCE

NAME (PLEASE PRINT)

1.	Lido's Codes of Ethics ("Code"), updated as of January 10, 2011, and has been provided to me for my review.

2.
I have read and understand the Code, recognize that I am subject to the Code and will comply with, and have complied with as applicable, the requirements of the Code at all times during the course of my association with Lido.

3.	I agree to promptly report to the President any violation, or potential violation of this Code, which I become aware.

4.
I understand that a violation of this Code and/or a violation of federal and/or state securities laws will be grounds for disciplinary action as decided by the President, which could include but not be limited to dismissal of employment.

5.	I certify I will pre-clear, and have pre-cleared as applicable, all required personal securities transactions as required by the Code.

6.
I certify I will report, and have reported as applicable, all Securities transactions, holdings, gifts, new outside brokerage accounts, political contributions and outside business activities as required by the Code.

7.	I certify that I have executed the Lido Advisors, Inc. Insider Trading Acknowledgement Form and agree to comply with the Firm's Insider Trading Policies and Procedures.

SIGNATURE

DATE